EXHIBIT 3.3


               State of California                         FILED
                    Bill Jones               In the Office of Secretary of State
                Secretary of State                   of the State of Califomia
                                                        AUG 18 1999

                                                //BILL JONES, SECRETARY OF STATE

             LIMITED LIABILITY COMPANY
             CERTIFICATE OF AMENDMENT

 A $30.00 flling fee must accompany this form
IMPORTANT - Read instructions before completing
this form.                                       This Space For Filing Use Only
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1.    Secretary Of State File Number:  2.    Name of Limited Liability Company:
      199830110009                      Cornerstone Industrial Properties Income
                                        & Growth Fund I, LLC
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3.    Complete only the sections where information is being changed.  Additional pages may be attached if necessary.

     A. Limited Liability Company Name (End the name with the words "Limited Liability Company," "Ltd. Liability Co." or the abbreviations "LLC" or "L.L.C.")
         Cornerstone MLilti-Tenant Industrial Business Parks Fund, LLC

     B.    The Limited Liability Company will be managed by (Check One):
           ( ) One Manager                  ( ) More Than One Manager
           ( )  Limited Liability Company Members

     C.    Amendment to text of the Articles of Organization:

     D. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate by checking this box. Other matters may include a change in the latest date on which the limited liability company is to dissolve or any
           change in the events that will cause the dissolution.    [   ]

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4. Future Effective Date, if any:             Month       Day           Year

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5. Total number of pages attached, if any: -0-



6. Declaration: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

                                     Cornerstone Industrial Properties,LLC,
// TERRY G. ROUSSEL                   Manager
------------------------             By:  Cornerstone Ventures, Inc. Its Manager
Signature of Authorized                  ---------------------------------------
Person                                Type or Print Name and Title of Authorized
                                          By:  Terry G. Roussel, President
8/12/99
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Date

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7.    RETURN TO:
      NAME         Karen Nicolai Winnett, Esq.               State of California
      FIRM         Oppenheimer Wolff & Donnelly LLP            Bill Jones
      ADDRESS      500 Newport Center Drive, Suite 700       Secretary of State
      CITY/STATE   Newport Beach, CA 92660
      ZIP CODE
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SEC/STATE (REV. 1/99)                           FORM LLC-2 - FILING FEE: $30-00
                                                 Approved by Secretary of State
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